Exhibit 99.1

CorMedix Inc. Provides Comprehensive Pipeline Update
During Research and Development Day

Live Webcast Today, July 12, 2017, beginning at 8:30am ET

Bedminster, NJ – July 12, 2017 – CorMedix Inc. (NYSE MKT: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease, today provided a comprehensive overview and update on its ongoing pre-clinical and clinical development programs, based on its taurolidine technology platform. The “R&D Day” event will be webcast live and archived on CorMedix’s website.  To access the webcast, visit the Events page at www.cormedix.com/media-publications/events/.

Keynote speakers include Prabir Roy-Chaudhury, MD, Ph.D., Co-Principal Investigator of the Neutrolin® Phase 3 LOCK-IT 100 clinical trial, Director of the Division of Nephrology and the Arizona Kidney and Vascular Center at University of Arizona, and Co-chair of the American Society for Nephrology’s Kidney Health Initiative; Allison O’Neill, M.D., Assistant Professor of Pediatrics at Harvard Medical School and Research Fellow at the Dana-Farber Cancer Institute; Z. Paul Lorenc, M.D., F.A.C.S., World-renowned, board-certified Aesthetic Plastic Surgeon; and Gregory Schultz, Ph.D., Director of the Institute for Wound Research and Professor of Obstetrics and Gynecology at the University of Florida.

CorMedix has advanced several preclinical R&D programs, building upon the key characteristics of taurolidine. These include potent anti-microbial activity without resistance, anti-inflammatory properties mediated by a reduction in certain cytokines including IL-1, IL-6 and TNF, as well as selective pro-apoptotic and cytotoxic activity against cancer cells. Taurolidine is also known to penetrate biofilms and retain its activity against highly drug-resistant bacteria and fungi, making it a potentially valuable molecule for addressing the unmet need for new anti-microbial products.

The R&D Day event focuses on three key areas of CorMedix’s taurolidine-based pipeline:
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Development of medical devices that incorporate taurolidine
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Development of taurolidine-based therapy for cancer
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Continued development of Neutrolin® for the prevention of bloodstream infections

Development of Medical Devices that Incorporate Taurolidine
CorMedix has focused its R&D efforts to three initial medical device areas where taurolidine incorporation may add value and potentially improve patient outcomes. These include:
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Development of anti-microbial suture materials to prevent surgical site infections (SSIs)
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Development of antimicrobial hydrogels to help prevent infections in burns and other wounds as well as treat infections in those sites. The hydrogels may also be effective as treatments for diabetic foot ulcers.
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Development of non-woven antimicrobial meshes to prevent infection and graft failure following hernia repair and reconstructive surgery

The 2018 U.S. market is projected to be $1.7 billion for sutures, and $1.0 billion each for hydrogels and non-woven meshes.

Development of Anti-Microbial Suture materials
CorMedix has been successful in integrating multiple concentrations of taurolidine (2%-10%) into monofilament suture materials, where the taurolidine is dispersed throughout the matrix of the fibers (one prepared with a homopolymer of epsilon-caprolactone and another fiber composed of rho-dioxanone). Taurolidine could also be loaded onto the surface of multifilament suture materials by integrating the drug into the coating layer.

The taurolidine-incorporated sutures were tested against clinically significant bacterial species, including methicillin-resistant Staphylococcus aureus (MRSA), Staphylococcus epidermidis, and Pseudomonas aeruginosa using two different in vitro assays. Effectiveness of the materials at eradicating these potentially deadly microbes was confirmed using zone of inhibition (ZOI), where bacterial growth was completely inhibited in the vicinity of the taurolidine-loaded fibers; and by direct bacteria killing assays that showed ~10 log (>99.9%) reduction in bacteria following incubation with 6% taurolidine sutures.

CorMedix is in the process of testing large-scale manufacturing of polydioxanone sutures containing 7% taurolidine that mimics the processes in use today. It involves creating drug-loaded polymer pellets that can be extruded in a line that enables annealing and drawing similar to the current commercial manufacturing of sutures. Zone of inhibition studies recently confirmed that the taurolidine sutures retain their antimicrobial activity when manufactured by this scalable process.

Development of Anti-Microbial Non-Woven Meshes
Several non-woven mesh candidates were prepared by electrospinning using a variety of commercially available resorbable polymer constructs and loaded with taurolidine at strengths ranging from 21-59% by weight. The meshes were submerged in suspended cultures of P. aeruginosa and MRSA. Taurolidine-incorporated meshes demonstrated complete killing of these deadly bacteria at all strengths tested in less than four hours of exposure.

Development of Anti-Microbial Hydrogels
Hyaluronic acid (HA) hydrogels containing taurolidine demonstrated complete killing of suspended cultures of P. aeruginosa and MRSA at all concentrations of Taurolidine tested (1.5%-6%). Furthermore, taurolidine hydrogels were effective at penetrating mature biofilms of P. aeruginosa on the surface of pig skin explants. High molecular weight HA + 3% taurolidine and myristic acid (penetration enhancer) also showed complete killing of the biofilm bacteria.

CorMedix is currently conducting proof-of-concept studies in animal models for each of its medical device candidates, and these studies will continue during the second half of 2017.

CorMedix’s regulatory strategy for its taurolidine-incorporated medical devices is to utilize the 510(k) pathway, which uses predicate medical devices which were approved previously for similar indications, to potentially accelerate the timing and reduce the amount of data and testing required for clearance by the U.S. Food and Drug Administration (FDA). To utilize this pathway CorMedix must identify predicate device(s) and demonstrate that its candidate is substantially equivalent to the predicate device. CorMedix has identified such potential predicate devices for each of its candidates and plans to pursue this pathway as efficiently as possible. In parallel, CorMedix intends to seek CE Marking for its taurolidine-based medical devices for commercialization in European Countries and other territories.

Development of Taurolidine-Based Therapy for Cancer
CorMedix is collaborating with the Pediatric Oncology Experimental Therapeutics Investigators' Consortium (POETIC) on preclinical development of taurolidine-based therapies for cancer. To date, initial candidate therapies have been developed and formulated for delivery to tumors, including potential combination therapies involving taurolidine plus another chemotherapy. The anti-cancer activity of these candidates was evaluated successfully in various cancer cell lines and animal studies are being planned. The goal of these early studies is to establish feasibility and proof-of-concept, as well as determine the optimal cancer indication(s) to pursue and with which therapeutic regimen. Currently, CorMedix and POETIC expect to utilize nano-technologies to deliver taurolidine, either alone or in a drug combination, to enable a slow, sustained release of the drug within tumors. Multiple nanoparticle platforms are being evaluated.

Nanoparticle delivery of taurolidine monotherapy markedly enhanced its ability to kill neuroblastoma cells in vitro compared to free taurolidine (IC50 = 37.6 uM vs 99.7 uM, respectively). They were also effective at killing other tumor types, including non-small cell lung cancer (IC50 = 137.8 uM). Furthermore, co-administration of taurolidine nanoparticles and nanoparticles containing the chemotherapy agent vincristine demonstrated a synergistic effect against neuroblastoma cell lines compared to the activity of either drug alone. This potential synergy is supported by published scientific research showing that taurolidine can enhance the activity of cytotoxic drugs, including vincristine, against neuroblastoma cells in vitro. Pediatric neuroblastoma is a rare cancer and an Orphan Disease opportunity. CorMedix and its collaborators are focused on advancing this program through preclinical studies and determining a potential clinical strategy once in vivo proof-of-concept is achieved.

Development of Neutrolin® for preventing catheter-related bloodstream infection (CRBSI)
Neutrolin® is a taurolidine-based, non-antibiotic, antimicrobial solution designed to prevent costly and dangerous CRBSIs and thrombosis by acting in the catheter lumen between catheter usage. CorMedix is developing Neutrolin® in a pivotal Phase 3 clinical program in the United States for preventing CRBSIs in patients with end stage renal disease (ESRD) undergoing hemodialysis via a central venous catheter. The product has CE Marking and is available in Europe and other territories through marketing and distribution partners. Taurolidine, the active antimicrobial in Neutrolin®, is effective against a broad range of bacteria and fungi, including antibiotic-resistant strains, with no reported resistance in a clinical setting.

An important contributor to antibiotic resistance is the ability of certain microorganisms to form biofilms. Biofilms play an important role in the tenacity and pathology of a number of infectious diseases, because within the biofilm, microorganisms tend to be less metabolically active and highly resistant to antibiotics. Taurolidine is not an antibiotic and its ability to penetrate mature biofilms of clinically relevant bacteria has been demonstrated successfully. Biofilms are also present on a very high percentage of medical devices, including central venous catheters. The taurolidine in Neutrolin® may prevent biofilm from forming on the catheter lumen in between uses, making it an effective means of maintaining proper bloodflow and catheter patency.

Infections are now on par with cardiovascular complications as a primary reason for hospitalization and mortality among ESRD patients receiving hemodialysis, and major health organizations are focused on reducing or eliminating CRBSI. The American Society for Nephrology recently partnered with the U.S. Centers for Disease Control and Prevention (CDC) to develop the Nephrologists Transforming Dialysis Safety (NTDS) project to promote infection prevention in outpatient dialysis facilities. The use of innovative products like Neutrolin®, which aligns with current clinical and outpatient workflows as a catheter lock solution, could become an important part of this effort to minimize CRBSI and improve outcomes for patients.

Multidrug-resistant Candida auris is an emerging pathogenic yeast species causing serious illness in humans, which the CDC has cited as a “serious global health threat.” C. auris is associated with life-threatening bloodstream and wound infections, causing recent hospital outbreaks globally with high mortality.  It is resistant to all standard antifungals and is able to form biofilms that enhance its pathogenicity and persistence in the hospital setting. Patients with central venous catheters are among those at highest risk of C. auris infection, which can lead to potentially deadly CRBSIs.

CorMedix announced the results of a special culture sensitivity test of taurolidine against clinical isolates of C. auris, which showed 100% inhibition of the yeast at the concentration of taurolidine currently contained in Neutrolin®. As such, Neutrolin may prevent C. auris infections in one of the highest risk patient populations. Furthermore, incorporation of taurolidine into sutures, meshes, and hydrogels may help prevent C. auris infections in surgical wounds, burns and diabetic foot ulcers. The sensitivity testing was performed by premier microbiology and antimicrobial surveillance laboratory JMI Laboratories. CorMedix looks forward to working with global regulatory agencies to leverage the benefits of taurolidine to possibly help prevent resistant microbial infections.

Khoso Baluch, President and CEO of CorMedix, stated, “We are pleased to provide this overview of our R&D pipeline, which represents multiple opportunities to generate significant long-term value for our shareholders. Our focused efforts in the medical device space and in oncology have demonstrated early successes that we find very encouraging as we advance these programs in proof-of-concept studies, which are currently in progress in animals. Leveraging the unique properties of taurolidine in these areas is a significant part of our overall growth strategy, as we continue to execute on the U.S. clinical development and European commercialization of Neutrolin®. We thank our shareholders and our strategic collaborators for their continued support.”

Webcast Information and Q&A
The event will be webcast live and archived on CorMedix’s website.  To access the webcast, visit the Events page at www.cormedix.com/media-publications/events/.

The R&D Day will include several Q&A sessions. To submit a question during the event, please email Cormedix@tiberend.com.

About CorMedix Inc.
CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory disease. The Company is focused on developing its lead product Neutrolin®, a novel, non-antibiotic antimicrobial solution designed to prevent costly and dangerous bloodstream infections associated with the use of central venous catheters. Such infections cost the U.S. healthcare system approximately $6 billion annually and contribute significantly to increased morbidity and mortality. Neutrolin is currently in a Phase 3 clinical trial in patients undergoing chronic hemodialysis via a central venous catheter. The Company is planning to conduct its second Phase 3 clinical trial in patients with cancer receiving IV parenteral nutrition, chemotherapy and hydration via a chronic central venous catheter, subject to sufficient resources. If successful, the two pivotal studies may be submitted to the FDA for potential approval for both patient populations. Neutrolin has FDA Fast Track status and is designated as a Qualified Infectious Disease Product, which provides the potential for priority review of a marketing application by FDA and allows for 5 additional years of QIDP market exclusivity upon U.S. approval. It is already a CE Marked product in Europe and other territories. For more information, visit: www.cormedix.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to possible uses of taurolidine, that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, financing plans, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: preclinical results are not indicative of success in clinical trials and might not be replicated in any subsequent studies or trials; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources and the impact on planned or future research, including for additional uses for taurolidine; the cost, timing and results of the ongoing and planned Phase 3 trials for Neutrolin® in the U.S. and the resources needed to commence and complete those trials; obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; and the ability to retain and hire necessary personnel to staff our operations appropriately. These and other risks are described in greater detail in CorMedix’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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